TO THE SECRETARY OF
IDS LIFE INSURANCE COMPANY

By Resolution received by the Secretary on August 23, 1995, the Board of Directors of IDS Life Insurance Company:

         RESOLVED, That IDS Life Variable Account 10, comprised of one or more subaccounts, was established as a separate account in accordance with Section 61A.14, Minnesota Statues; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts within such separate account as they determine to be appropriate; and

         RESOLVED FURTHER, that the proper officers of the Corporation were authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to establish further any subaccounts.

As President of IDS Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 69 additional subaccounts within the separate account. Three of each such subaccounts will invest in the following funds:

AXP(R) Variable Portfolio - Stock Fund
AXP(R) Variable Portfolio Partners - Small Cap Value Fund
AIM V.I. Capital Appreciation Fund, Series II
AIM V.I. Capital Development Fund, Series II
Alliance VP AllianceBernstein International Value Portfolio (Class B) Alliance VP Growth & Income Portfolio (Class B)
American Century VP International, Class II
American Century VP Value, Class II
Evergreen VA Capital Growth Fund, Class L Shares
Fidelity VIP III Growth & Income Portfolio (Service Class 2)
Fidelity VIP III Mid Cap Portfolio (Service Class 2)
Fidelity VIP Overseas Portfolio (Service Class 2)
Franklin Templeton VIP Trust - Mutual Shares Securities Fund - Class 2 INVESCO Variable Investment Funds, Inc. - Dynamics Fund
INVESCO Variable Investment Funds, Inc. - Financial Services Fund INVESCO Variable Investment Funds, Inc. - Technology Fund
INVESCO Variable Investment Funds, Inc. - Telecommunications Fund MFS(R) Utilities Series - Service Class
Pioneer Equity-Income VCT Portfolio - Class II Shares
Pioneer Europe VCT Portfolio - Class II Shares
Putnam VT Health Sciences Fund - Class IB Shares
Putnam VT International Growth Fund - Class IB Shares
Strong Opportunity Fund II - Advisor Class

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company, the Unit Investment Trust comprised of IDS Life Variable Account 10 and consisting of 155 subaccounts is hereby reconstituted as IDS Life Variable Account 10 consisting of 224 subaccounts.

Received by the Assistant Secretary:



/s/ Timothy V. Bechtold                   /s/ Mary Ellyn Minenko
    --------------------                      ------------------
    Timothy V. Bechtold                       Mary Ellyn Minenko


                                              Date: August 2, 2001